Exhibit 21.1

SUBSIDIARIES OF MEDEQUITIES REALTY TRUST, INC.

Name	State or Jurisdiction of Organization
MedEquities Realty Operating Partnership, LP	Delaware
MedEquities OP GP, LLC	Delaware
MedEquities Realty TRS, LLC	Delaware
MRT of Spartanburg SC – SNF, LLC	Delaware
MRT of Las Vegas NV – LTACH, LLC	Delaware
MRT of Las Vegas NV – ACH, LLC	Delaware
MRT of Kentfield CA – LTACH, LLC	Delaware
MRT of Amarillo TX – 1st Mortgage IRF, LLC	Delaware
MRT of Springfield MA – 1st Mortgage ACH, LLC	Delaware
MRT of Brownsville TX – MOB, LLC	Delaware
MRT of Lakeway TX – ACH, LLC	Delaware
MRT of Fort Worth TX – SNF, LLC	Delaware
MRT of La Mesa CA – SNF, LLC	Delaware
MRT of National City CA – SNF I, LLC	Delaware
MRT of National City CA – SNF II, LLC	Delaware
MRT of Upland CA – SNF/ALF, LLC	Delaware
MRT of San Diego CA – SNF, LLC	Delaware
MRT of San Antonio TX – SNF I, LLC	Delaware
MRT of San Antonio TX – SNF II, LLC	Delaware
MRT of Graham TX – SNF, LLC	Delaware
MRT of Kemp TX – SNF, LLC	Delaware
MRT of Kerens TX – SNF, LLC	Delaware
MRT of Brownwood TX – SNF, LLC	Delaware
MRT of El Paso TX – SNF, LLC	Delaware
MRT of Kaufman TX – SNF, LLC	Delaware
MRT of Longview TX – SNF, LLC	Delaware
MRT of Mt. Pleasant TX – SNF, LLC	Delaware
MRT of Houston, TX- East Freeway ACH, LLC	Delaware
MRT of Tolland CT- SNF, LLC	Delaware
MRT of Nevada – ATF, LLC	Delaware
MRT of Texas- ATF, LLC	Delaware
MRT of Brookville IN – SNF, LLC	Delaware
MRT of Liberty IN – SNF, LLC	Delaware
MRT of Webster TX – IMF, LLC	Delaware
MRT of Andersonville TN – PRTF, LLC	Delaware
MRT of Clarksville IN – IRF, LLC	Delaware
Lakeway Realty, LLC	Delaware

MRT of Boise ID– IPH, LLC	Delaware
MRT of Lakeway TX– MOB Unit 3B, LLC	Delaware
MRT of New Albany IN– IRF, LLC	Delaware
MRT of Stockton CA– IRF, LLC	Delaware
MRT of Huntington IN– SNF, LLC	Delaware
MRT of New Port Richey FL– MCC, LLC	Delaware
MRT LTACH Mortgage LLC	Delaware
MRT of Dallas TX – Adora Midtown, LLC	Delaware